Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 23, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Alkermes plc’s Annual Report on Form 10-K for the year ended March 31, 2013.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 12, 2013